                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

 [ ] Preliminary Proxy Statement                      [ ] Confidential, for Use
                                                          of the Commission
                                                          Only (as permitted)

 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
     by Rule 14a-6(c)(2)
 [ ] Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                       DONALDSON, LUFKIN & JENRETTE, INC.
-----------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


-----------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

 [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:


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(2) Aggregate number of securities to which transaction applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


-----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:


-----------------------------------------------------------------------------

(5) Total fee paid:


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 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:


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(2) Form, Schedule or Registration Statement No.:


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(3) Filing Party:


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(4) Date Filed:


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

                       DONALDSON, LUFKIN & JENRETTE, INC.
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172

                                                                March 12, 1997

Dear Stockholder:

   You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Donaldson, Lufkin & Jenrette, Inc. The meeting will be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Wednesday, April 16, 1997 at 10:00 a.m., New York City time.

   The business of the meeting will be to elect directors to the Company's Board of Directors, to consider and vote on the approval of the Company's 1996 Non-Employee Directors Stock Plan, and to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. Information on these matters can be found in the accompanying proxy statement.

   Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed proxy statement, kindly mark the proxy card to indicate your vote, date and sign the proxy card, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy card but need to sign, date and return it in the enclosed postage-paid envelope in order to record your vote. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.


                                       Sincerely,

                                       John S. Chalsty
                                       Chairman and Chief Executive Officer

                       DONALDSON, LUFKIN & JENRETTE, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
 Donaldson, Lufkin & Jenrette, Inc.:

   Notice is hereby given that the 1997 Annual Meeting (the "Annual Meeting") of the stockholders of Donaldson, Lufkin & Jenrette, Inc. (the "Company") will be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Wednesday, April 16, 1997, at 10:00 a.m., New York City time, for the following purposes:

   1. To elect all of the members of the Company's board of directors to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified.

   2. To consider and vote upon a proposal to approve and adopt the Donaldson, Lufkin & Jenrette, Inc. 1996 Non-Employee Directors Stock Plan.

   3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

   4. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

   A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 5, 1997 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Thomas E. Siegler
                                       Secretary

March 12, 1997

         PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL INSURE
           THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                       DONALDSON, LUFKIN & JENRETTE, INC.
                                277 PARK AVENUE
                            NEW YORK, NEW YORK 10172

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

   This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the 1997 annual meeting of stockholders to be held on Wednesday, April 16, 1997 at 10:00 a.m., New York City time, at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, and at any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 12, 1997, to all stockholders entitled to vote at the Annual Meeting.

   At the Annual Meeting, the Company's stockholders will be asked (i) to elect the following persons as directors of the Company to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified: John S. Chalsty, Joe L. Roby, Carl B. Menges, Anthony F. Daddino, Hamilton E. James, Richard S. Pechter, Theodore
P. Shen, Claude Bebear, Henri de Castries, Jerry M. de St. Paer, Denis Duverne, Louis Harris, Henri G. Hottinguer, Francis Jungers, W. Edwin Jarmain, Joseph J. Melone, W.J. Sanders III and John C. West, (ii) to consider and vote upon a proposal to approve and adopt the Donaldson, Lufkin & Jenrette, Inc. 1996 Non-Employee Directors Stock Plan, (iii) to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, and (iv) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.

                              GENERAL INFORMATION

SOLICITATION AND VOTING OF PROXIES; REVOCATION; RECORD DATE

   All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the election to the Company's Board of Directors of the eighteen nominees for director identified in this Proxy Statement, the approval and adoption of the 1996 Non-Employee Directors Stock Plan, and the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. Any stockholder may revoke his or her proxy at any time prior to the Annual Meeting before it is voted by written notice to such effect delivered to the Company at 277 Park Avenue, New York, New York 10172, Attention: Thomas E. Siegler, Secretary, by delivery prior to the Annual Meeting of a subsequently dated proxy or by attending the Annual Meeting and voting in person.

   Solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners, which expenses are expected to amount in aggregate to approximately $25,000.

   Only holders of record of the common stock, par value $0.10 per share, of the Company (the "Common Stock") at the close of business on March 5, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the Close of Business on the Record Date, there were issued and outstanding 54,504,664 shares of Common Stock each of which is entitled to one vote.

   A quorum for the Annual Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date. Directors of the Company will be elected by a plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for approval and adoption of the 1996 Non-Employee Directors Stock Plan, and for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. On any such item, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

   As of March 5, 1997, The Equitable Companies Incorporated ("EQ" and, together with its subsidiaries other than the Company, "Equitable") beneficially owned an aggregate of 42,635,000 shares of Common Stock, representing approximately 78.2% of the total number of shares of Common Stock outstanding, and the directors and executive officers of the Company beneficially owned an aggregate of 2,004,266 shares of Common Stock, representing 3.6% of the total number of shares of Common Stock outstanding. AXA-UAP beneficially owns 85,000 shares of Common Stock. AXA-UAP is the largest shareholder of EQ and, therefore, may be considered to beneficially own 42,720,000 shares of Common Stock, representing 78.4% of the total number of shares of Common Stock outstanding. See "Security Ownership of Certain Beneficial Holders and Management." The affirmative vote of the shares of Common Stock beneficially owned by EQ is sufficient to ensure election of the nominees to the Board of Directors named herein, approval and adoption of the 1996 Non-Employee Directors Stock Plan, and ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY (AS SPECIFIED BELOW), THE APPROVAL AND ADOPTION OF THE 1996 NON-EMPLOYEE DIRECTORS STOCK PLAN, AND THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                         ITEM 1: ELECTION OF DIRECTORS

   All the Company's directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of the Company and until their successors are elected and shall have qualified. All the nominees listed below are currently serving as members of the Board of Directors and, except as stated in the subsequent paragraph, the proxies solicited hereby will be voted FOR the election of such nominees unless the completed proxy card directs otherwise.

   The Board of Directors has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

NOMINEES FOR ELECTION AS DIRECTORS

   The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each nominee are set forth below. All of the nominees currently serve as directors of the Company.

   JOHN S. CHALSTY (63) was elected Chairman of the Board of the Company in February 1996. Mr. Chalsty has been Chief Executive Officer of the Company since 1986 and also served as President of the Company from 1986 until February 1996, after having served as Chairman of the Company's Capital Markets Group for more than two years. Mr. Chalsty joined the firm in 1969 as an oil analyst. He was named Director of Research in 1971, was appointed head of investment banking in 1979, and was named Chairman of the Capital Markets Group in 1984. Mr. Chalsty has been a director of the Company since 1971 and is also a director of EQ, Anchor Glass Container Corporation, IBP, Inc., Occidental Petroleum Corporation, and SDW Holdings Corporation. From 1990 to 1994 he served as Vice Chairman of the New York Stock Exchange, Inc.

   JOE L. ROBY (57) was elected President of the Company in February 1996 and also has served as Chief Operating Officer of the Company since November 1995. Previously, Mr. Roby had served as Chairman of the Company's Banking Group since 1989. Mr. Roby joined the Company as a Vice President in the Investment Banking group in 1972 and became head of the group in 1984. Mr. Roby has been a director of the Company since 1989. He is also a director of Advanced Micro Devices, Inc. and Sybron International Corporation.

   CARL B. MENGES (66) was elected Vice Chairman of the Board of the Company in 1987. Mr. Menges joined the Company in 1965 as an institutional salesman and has held various executive positions at the Company since then, including Director of the International division, Managing Director of the Equities division, Chairman of the Company's Financial Services Group and Chairman of Wood, Struthers & Winthrop Management Corp., a wholly-owned subsidiary of the Company ("Wood, Struthers & Winthrop"). Mr. Menges has been a director of the Company since 1979.

   ANTHONY F. DADDINO (56) was appointed Executive Vice President and Chief Financial Officer of the Company in 1983 and also serves as Chairman of the Finance Committee. Mr. Daddino has been a director of the Company since 1985. He joined the Company in 1976 from the accounting firm of Peat, Marwick, Mitchell & Co. where he was a Partner. He served as the Company's Chief Accountant and as a Group Managing Director prior to 1983. He is also a director of International Commodities Export Corp.

   HAMILTON E. JAMES (46) was appointed Chairman of the Company's Banking Group in November 1995. Mr. James joined the Company as an Associate in the Investment Banking group in 1975 and since then has held various executive positions in the group until his appointment as Chairman of the Banking Group. Mr. James has been a director of the Company since February 1996. He is also a director of Price/Costco, Inc. and County Seat Holdings, Inc.

   RICHARD S. PECHTER (51) was appointed Chairman of the Company's Financial Services Group in 1987. Mr. Pechter joined the Company in 1969 as a research analyst and has held various executive positions at the Company since then, including Chief Financial Officer, Executive Vice President and Chief Administrative Officer, and Chief Executive Officer of the Company's Pershing Division ("Pershing"). Mr. Pechter has been a director of the Company since 1979. He is also a director of the Securities Industry Association.

   THEODORE P. SHEN (52) was appointed Chairman of the Company's Capital Markets Group in 1986. Mr. Shen joined the Company in 1968 as a research analyst and has held various executive positions at the Company since then, including Senior Vice President of Corporate Planning, Director of Research and Managing Director of the Equities division. Mr. Shen has been a director of the Company since 1984.

   CLAUDE BEBEAR (61) has been a director of the Company since February
1996. In January 1997, Mr. Bebear was appointed Chairman of the Executive
Board of AXA-UAP. Prior thereto, he was Chairman and Chief Executive Officer of AXA, a position he has held since 1989. Mr. Bebear has been the Chief
Executive Officer of the AXA Group since 1974 and serves as Chairman or Director of numerous subsidiaries and affiliated companies of the AXA Group. He is also a director of Saint-Gobain, Havas S.A., Schneider S.A., Alliance Capital Management Corporation ("Alliance"), the general partner of Alliance Capital Management, L.P., and Louis Vuitton Mo|f5t Hennessy, and serves as a member of the Supervisory Board of Compagnie Financi|f4re de Paribas. Mr. Bebear also serves as Chairman of the Board of EQ and is a director of The Equitable Life Assurance Society of the United States ("Equitable Life") and Equitable Real Estate Investment Management, Inc. ("Equitable Real Estate"), wholly-owned subsidiaries of EQ.

   HENRI DE CASTRIES (42) has been a director of the Company since 1993. Mr. de Castries has been Senior Executive Vice President Financial Services and Life Insurance Activities of AXA-UAP since 1996. Prior thereto, Mr. de Castries was Executive Vice President Financial Services and Life Insurance Activities from 1993 to 1996, General Secretary from 1991 to 1993 and Central Director of Finances from 1989 to 1991 of AXA. He is also a director or officer of various subsidiaries and affiliates of the AXA Group. He has been director of EQ since May 1994 and Equitable Life since September 1993. He is also a director of Alliance and Equitable Real Estate.

   JERRY M. DE ST. PAER (55) has been a director of the Company since 1993. Mr. de St. Paer has served as Senior Executive Vice President and Chief Financial Officer of EQ since May 1996 and with Equitable Life as Executive Vice President since December 1990, and Chief Financial Officer since April 1992. He is also Executive Vice President of AXA-UAP. Mr. de St. Paer has held a number of executive positions with EQ, Equitable Life and their subsidiary companies since joining Equitable Life in 1987. He is also a director of Alliance, Equitable Real Estate, Nicos Seimei Hoken (formerly Equitable Seimei Hoken) and Economic-Sciences Corporation, and a member of the Advisory Board of Directors of Peter Wodtke (U.K.) and (U.S.).

   DENIS DUVERNE (43) has been a director of the Company since February 1997. Mr. Duverne has been Senior Vice President--International Life of AXA-UAP since 1995. Prior to that Mr. Duverne was a member of the Executive
Committee, Operations of Banque Colbert from 1992 to 1995. Mr. Duverne was Secretary General of Compagnie Financi|f4re IBI from 1991 to 1992. Mr. Duverne worked for the French Ministry of Finance serving as Deputy Assistant Secretary for Tax Policy from 1988 to 1991 and director of the Corporate
Taxes Department from 1986 to 1988. Mr. Duverne is also a Director of Alliance, Equitable Real Estate, AXA Equity & Law Life Assurance Society plc ("AXA Equity & Law") and AXA Levenzverzekeringen (Nederlands).

   LOUIS HARRIS (75) has been a director of the Company since 1995. Mr. Harris has been an independent public opinion consultant since 1992. Prior thereto, Mr. Harris was President of Louis Harris and Associates, Inc., an opinion research company he founded in 1956. Mr. Harris had previously served on the Board of Directors of the Company from 1971 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995.

   HENRI G. HOTTINGUER (61) has been a director of the Company since 1992. He has been a partner of Hottinguer & Company since 1968. Mr. Hottinguer is also Chairman and Chief Executive Officer of Banque Hottinguer and Soci|fet|fe Financi|f4re pour le Financement de Bureaux et d'Usines-Sofibus, Vice President and Director of Financi|f4re Hottinguer, a director of Investissement Hottinguer S.A., AXA-UAP and of various subsidiaries and affiliates of the AXA Group, representative of Financi|f4re SGTE at the board of Schneider S.A., the Partner of Hottinguer & Cie Zurich, Chairman of the Board of Hottinguer Capital Corp., and a director of Swiss Helvetia Fund, Inc., Hottinguer US Inc., and Alliance.

   W. EDWIN JARMAIN (58) has been a director of the Company since 1992. Mr. Jarmain is President of Jarmain Group Inc. (a private investment holding company), a position he has held since 1979, and is also an officer and director of several affiliated companies. He is also a director of EQ, Equitable Life, AXA Insurance (Canada), Anglo Canada General Insurance Company, AXA Pacific Insurance Company and an alternate director of National Mutual Life Association of Australia, National Mutual Asia Limited and National Mutual Insurance Company Limited of Hong Kong. Mr. Jarmain serves as non-executive chairman and director of FCA International Ltd. (financial collection services) and previously served as president, CEO and director during 1992 and 1993.

   FRANCIS JUNGERS (70) has been a director of the Company since 1995. Mr. Jungers is an independent consultant on energy and the Middle East and has been so since 1978 when he retired as Chairman of the Board and Chief Executive Officer of Arabian American Oil Company, an oil producing company with which Mr. Jungers was associated for over thirty years. Mr. Jungers had previously served on the Board of Directors of the Company from 1978 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995. Mr. Jungers is also a director of the AES Corporation, Georgia-Pacific Corporation, Thermo Ecotek Corporation, Thermo Electron Corporation and Thermo Quest, Inc.

   JOSEPH J. MELONE (65) has been a director of the Company since 1991. Mr. Melone has been President and Chief Executive Officer of EQ since February 1996. He was President and Chief Operating Officer of EQ from May 1992 to February 1996. He has been Chairman of Equitable Life since February 1994, its Chief Executive Officer from September 1992 to February, 1996, and a director since November 1990. Mr. Melone was President of The Prudential Insurance Company of America from December 1984 until October 1990. He is currently a director of Equitable Real Estate and Alliance. He is also a director of AXA Equity & Law, AT&T Capital Corporation and Foster Wheeler Corporation.

   W.J. SANDERS III (60) has been a director of the Company since 1995. Mr. Sanders is Chairman of the Board and Chief Executive Officer of Advanced Micro Devices, Inc., a semiconductor manufacturer he founded in 1969. Mr. Sanders had previously served on the Board of Directors of the Company from 1979 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995.

   JOHN C. WEST (74) has been a director of the Company since 1995. Mr. West is an attorney who has served as the United States Ambassador to the Kingdom of Saudi Arabia and as Governor of the State of South Carolina. Mr. West had previously served on the Board of Directors of the Company from 1981 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995. Mr. West is Chairman of the Board of Seibels Bruce Group, Inc. He is also Distinguished Professor of Middle East Studies at the University of South Carolina.

   THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

   The Board of Directors has a standing Audit Committee (the "Audit Committee") and a standing Compensation and Management Committee (the "Compensation and Management Committee"). The Company does not currently have a standing nominating committee.

   The Audit Committee currently consists of Messrs. Jungers (Chairman) and Jarmain. Among other things, the Audit Committee makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors.

   The Compensation and Management Committee currently consists of Messrs. West (Chairman), Harris and Jarmain. The Compensation and Management Committee has primary responsibility for all aspects of executive officer compensation and benefits, including salaries and grants and awards under the Company's 1995 Restricted Stock Unit Plan, 1996 Stock Option Plan and 1996 Incentive Compensation Plan.

   During 1996, the Board of Directors held five meetings, the Compensation and Management Committee held six meetings and the Audit Committee held three meetings. During 1996, each of the directors attended at least seventy-five percent of the meetings of the Board of Directors held during the period that he was a director and seventy-five percent of the meetings of the Audit Committee and the Compensation and Management Committee held during the period that he served on such committees, except Messrs Bebear and Sanders who each missed two of the five meetings he was eligible to attend.

COMPENSATION OF DIRECTORS

   The Company's policy is not to pay compensation to directors who are also employees of the Company, Equitable or any affiliates of Equitable. The Company's policy is to pay independent directors an annual retainer of $25,000 plus $1,000 for each Board Meeting attended and $500 for each meeting of a committee of the Board attended. Subject to stockholder approval of the Company's 1996 Non-Employee Directors Stock Plan, on November 21, 1996 each independent director was granted an option to purchase 4,000 shares of Company stock. In addition, under that plan each eligible director will receive an annual option grant to purchase 4,000 shares of Company stock at the end of each Annual Meeting of Stockholders. See also the "1996 Non-Employee Directors Stock Plan" proposal for additional information about compensation of such independent directors.

                    EXECUTIVE COMPENSATION AND BENEFIT PLANS

EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid by the Company to its Chief Executive Officer and each of the Company's four other most highly compensated executive officers based on 1996 salary and annual bonuses (collectively, the "Named Executive Officers") who were serving as executive officers at the end of the fiscal year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                      ---------------------------------------------
                                                                      OTHER
                                        SALARY        BONUS           ANNUAL
NAME AND PRINCIPAL POSITION    YEAR     ($)(1)       ($)(1)       COMPENSATION $
John S. Chalsty ............   1996    $500,000    $10,000,000       $167,645 (6)
 Chairman & Chief              1995     500,000      7,000,000        159,496 (6)
 Executive Officer             1994     465,385      7,500,000        133,470 (6)

Joe L. Roby ................   1996     175,000      8,500,000         97,672 (8)
 President and                 1995     175,000              0(7)      62,190 (8)
 Chief Operating Officer       1994     175,000              0(7)      26,033 (8)

Carl B. Menges .............   1996     190,000      1,000,000         55,324 (9)
 Vice Chairman                 1995     190,000      1,000,000         26,318 (9)
                               1994     190,000      2,000,000         33,386 (9)

Anthony F. Daddino .........   1996     175,000      3,000,000         27,112 (10)
 Executive Vice President      1995     175,000      3,000,000         28,936 (10)
 & Chief Financial Officer     1994     175,000      3,600,000         27,971 (10)

Michael M. Bendik              1996     140,000        850,000         10,527 (11)
 Senior Vice President &       1995     140,000        750,000         14,402 (11)
 Chief Accounting Officer  .   1994     140,000        900,000         10,734 (11)

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              LONG-TERM COMPENSATION
                               -----------------------------------------------------
                                RESTRICTED    OPTIONS/       LTIP
                                  STOCK         SARS        PAYOUTS      ALL OTHER
NAME AND PRINCIPAL POSITION    AWARDS($)(2)    (#)(3)       ($)(4)    COMPENSATION (5)
John S. Chalsty ............        --           --            --         $695,447
 Chairman & Chief               $9,705,393    636,357          --          144,184
 Executive Officer                  --           --            --          157,956

Joe L. Roby ................        --        250,000     $23,983,762      403,765
 President and                   7,279,065    477,268      11,083,075         --
 Chief Operating Officer            --           --            --             --

Carl B. Menges .............        --           --           672,534      151,466
 Vice Chairman                   1,010,988     66,287       2,209,923         --
                                    --           --            --             --

Anthony F. Daddino .........        --           --         6,996,750      242,702
 Executive Vice President        4,043,925    265,149       4,143,605      171,704
 & Chief Financial Officer          --           --            --             --

Michael M. Bendik                   --           --            --           55,667
 Senior Vice President &           303,291     19,886          --             --
 Chief Accounting Officer  .        --           --            --             --

--------------
 (1) Includes amounts contributed by each of the Named Executive Officers under various deferred compensation plans maintained by the Company.

 (2) The amounts shown in the table for 1995 were calculated by multiplying $27.00 per share, the initial public offering price of the Common Stock in October 1995, by the number of restricted stock units received by each of the Named Executive Officers under the Company's 1995 Restricted Stock Unit Plan (the "1995 Restricted Stock Unit Plan") at the time of the initial public offering (the "Initial Public Offering"). Such amounts, therefore, are gross amounts which have not been reduced by the amounts accrued under certain multi-year compensation arrangements maintained by the Company which were surrendered by the Named Executive Officers in exchange for the restricted stock units received. Messrs. Chalsty, Roby, Menges, Daddino and Bendik surrendered $6,940,518, $5,205,389, $722,920, $2,892,031 and $216,891, respectively. Each restricted stock unit represents the right to receive a share of Common Stock, subject to certain conditions described below. Units awarded under the 1995 Restricted Stock Unit Plan fall into two categories:
       "Base Units" and "Premium Units." Base Units will generally vest in two equal installments in February 1997 and February 1998. Premium Units will generally vest in three equal installments in February 1998, February 1999 and February 2000. No dividends or dividend equivalents are paid on the restricted stock units. As of December 31, 1996, the last day of trading during the fiscal year ended December 31, 1996, the aggregate value of the restricted stock units, based on the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on such date of $36.3125 was $13,052,854, $9,789,668,
       $1,359,685, $5,438,959 and $407,898 for Messrs. Chalsty, Roby, Menges,
       Daddino and Bendik, respectively.

 (3) The options shown for Mr. Roby for 1996 have an exercise price of $32.50, a term of ten years, and will become exercisable in four equal installments on May 16, 1997, May 16, 1998, May 16, 1999 and May 16, 2000. The options shown for 1995 were granted under the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan") in return for reductions of $6.075 per share of the Named Executive Officer's interests under certain multi-year cash compensation arrangements maintained by the Company. Messrs Chalsty, Roby, Menges, Daddino and Bendik surrendered $3,865,869, $2,899,403, $402,694, $1,610,780, and
       $120,807, respectively, of such interests. The options have an exercise price of $27.00, which is equal to the Initial Public Offering price of the Common Stock, have a ten-year term and become exercisable in two equal installments in February 1997 and February 1998. The Company's stock plans do not permit the granting of stock appreciation rights ("SARS").

 (4) The amounts shown for Messrs. Menges and Daddino reflect payments made in 1995 of amounts earned under the Company's 1991-1993 Long Term Incentive Plan and payments made in 1996 of amounts earned under the Company's 1994-1996 and 1991-1996 Long Term Incentive Plans. The amounts shown for Mr. Roby reflect payment of amounts earned under the Company's 1991-1993 and 1994-1996 Long Term Incentive Plans and amounts previously earned under a prior multi-year bonus program.

 (5) Of the amounts shown in the table $144,807, $167,954 and $142,954 for 1996 and all of the amounts for 1995 and 1994 reflect the value of premiums paid by the Company on behalf of Messrs. Chalsty, Roby, and Daddino, respectively, under split-dollar life insurance policies. The amounts represent the present value of the interest projected, on an actuarial basis, to accrue for the benefit of Messrs. Chalsty, Roby , and Daddino, respectively, on the portions of the premiums paid by the Company in that year. In addition, $550,640, $235,811, $151,466, $99,748 and $55,667 is included for 1996 for Messrs. Chalsty, Roby, Menges, Daddino and Bendik, respectively, to reflect distribution in 1996 in respect of units awarded in prior years under a plan which allocated to the participants a portion of the profits realized by the Company on certain investments.

 (6) Of the amounts shown in the table for Mr. Chalsty, $16,487, $12,935 and $12,504 reflect the value of an automobile leased on his behalf by the Company (as well as related operating expenses therefor) during 1996, 1995 and 1994, respectively. These amounts have not been reduced by the proportion of the automobile's use for business rather than personal reasons. In addition, $55,158, $50,561 and $30,966 of the amounts shown reflect the value of financial planning services provided on his behalf by the Company during 1996, 1995 and 1994, respectively, and $96,000, $96,000 and $90,000 of the amounts shown reflect contributions by the Company toward the cost of an apartment for Mr. Chalsty during 1996, 1995 and 1994, respectively.

 (7) During these years, Mr. Roby participated in a multi-year bonus program. See footnote (4), above.

 (8) Of the amounts shown in the table for Mr. Roby, $23,552, $18,618, and $15,897 reflect the value of an automobile leased on his behalf by the Company (as well as related operating expenses therefor) during 1996, 1995 and 1994, respectively. These amounts have not been reduced by the proportion of the automobile's use for business rather than personal reasons. In addition, $74,120, $43,572 and $10,136 of the amounts shown reflect the value of financial planning services provided on Mr. Roby's behalf by the Company during 1996, 1995 and 1994, respectively.

 (9) Of the amounts shown in the table for Mr. Menges, $22,801, $18,265 and $20,594 reflect the value of an automobile leased on his behalf by the Company (as well as related operating expenses therefor) during 1996, 1995 and 1994, respectively. These amounts have not been reduced by the proportion of the automobile's use for business rather than personal reasons. In addition, $32,523, $8,053 and $12,792 of the amounts shown reflect the value of financial planning services provided on Mr. Menges' behalf by the Company during 1996, 1995 and 1994, respectively.

(10) Of the amounts shown in the table for Mr. Daddino, $21,404, $20,687 and $18,832 reflect the value of an automobile leased on his behalf by the Company (as well as related operating expenses therefor) during 1996, 1995 and 1994, respectively. These amounts have not been reduced by the proportion of the automobile's use for business rather than personal reasons. In addition, $5,708, $8,249 and $9,139 of the amounts shown reflect the value of financial planning services provided on Mr. Daddino's behalf by the Company during 1996, 1995 and 1994, respectively.

(11) The amounts shown in the table for Mr. Bendik reflect the value of an automobile leased on his behalf by the Company (as well as related operating expenses therefor) during 1996, 1995 and 1994, respectively. These amounts have not been reduced by the proportion of the automobile's use for business rather than personal reasons.

STOCK OPTION TRANSACTIONS IN 1996

   The following table sets forth certain information concerning stock options granted during 1996 by the Company to Mr. Roby, the only Named Executive Officer who received a grant in 1996. The hypothetical present value on date of grant shown below is presented pursuant to the rules of the Securities and Exchange Commission (the "Commission") and is calculated under the Modified Black-Scholes Model for pricing options. The actual before-tax amount, if any, realized upon the exercise of a stock option will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present value of the stock option reflected in this table will be realized.

                                                      INDIVIDUAL GRANTS
                 ------------------------------------------------------------------------------------------
                     NUMBER OF      % OF TOTAL OPTIONS
                    SECURITIES          GRANTED TO       EXERCISE OR
                    UNDERLYING         EMPLOYEES IN      BASE PRICE                         GRANT DATE
NAME             OPTIONS GRANTED (1)  FISCAL YEAR(2)       ($/SH)      EXPIRATION DATE   PRESENT VALUE $(3)
JOE L. ROBY  ..       250,000              11.8%           $32.50         5/15/ 2006        $1,950,000

--------------

(1) The option to Mr. Roby was granted May 16, 1996 and becomes exercisable in four equal installments on May 16, 1997, May 16, 1998, May 16, 1999 and May 16, 2000.

(2) The percentage shown is based on total option grants to employees in 1996 of 2,110,000 shares. These options have exercise prices ranging from $29.875 to $33.125.

(3) The hypothetical present value on grant date is calculated under the Modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value the option granted, which expires on May 15, 2006, include the stock's expected volatility rate (27.68%, based upon the average volatility of the Peer Group used in the Common Stock Performance graph, see "Common Stock Performance"), risk free rate of return (6.64%), dividend yield (1.54%), projected time of exercise (five years) and projected risk of forfeiture rate for vesting period (25%).

          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (1996)
                         AND FY-END OPTION/SAR VALUES


                                                              NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                      SHARES ACQUIRED                        OPTIONS AT FY-END (#)(1)     AT FY-END ($)(2)
NAME                   ON EXERCISE(1)    VALUE REALIZED ($)       UNEXERCISABLE            UNEXERCISABLE
John S. Chalsty  ...        --                 --                     636,357               $5,926,075
Joe L. Roby ........        --                 --                     727,268                5,397,683
Carl B. Menges .....        --                 --                      66,287                  617,298
Anthony F. Daddino          --                 --                     265,149                2,469,200
Michael M. Bendik  .        --                 --                     19,886                   185,188

--------------

(1) As of December 31, 1996, all options were unexercisable. See "Summary Compensation Table--Options/SARs(#)."

(2) An "in-the-money option" is an option for which the market price of the underlying Common Stock at year-end 1996 exceeds the exercise price of the option. The value of unexercised, in-the-money options shown above is based upon the difference between the exercise price of all options and $36.3125, the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 31, 1996, the last day of trading during the fiscal year ended December 31, 1996. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

LONG-TERM INCENTIVE PLANS

   No long-term incentive plan awards were made by the Company to its Chief Executive Officer and the other Named Executive Officers during the fiscal year ended December 31, 1996.

CERTAIN DEFERRED COMPENSATION PLANS AND ARRANGEMENTS

   Certain employees, including the Named Executive Officers, deferred a portion of their 1983 or 1984 compensation in return for which the Company agreed to pay each of them a specified annual benefit for 15 years beginning at age 65. Benefits are based upon the participant's age and the amount deferred and are calculated to yield an approximate 12.5% annual compound return. In the event of the participant's disability or death, an equal or lesser amount is to be paid to the participant or his beneficiary. After age 55, participants, the sum of whose age and years of service is equal to or greater than 80, may elect to have their benefits begin before age 65, in an actuarially reduced amount. The Company has funded its obligations through the purchase of life insurance policies. The table below shows as to the Named Executive Officers the estimated annual benefit payable at age 65. Each of these individuals is fully vested in the applicable benefit.

                                                                ESTIMATED
     NAME                                                    ANNUAL BENEFITS
     John S. Chalsty  ....................................      $ 47,053
     Joe L. Roby .........................................        56,527
     Carl B. Menges  .....................................        33,047
     Anthony F. Daddino ..................................       107,313
     Michael M. Bendik ...................................        91,781

COMPENSATION AND MANAGEMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No member of the Compensation and Management Committee during the fiscal year ended December 31, 1996 was an officer or employee of the Company. Mr. Jarmain has been a director of EQ and Equitable Life since 1992. See "Security Ownership of Certain Beneficial Holders and Management" and "Certain Relationships and Related Transactions."

COMPENSATION AND MANAGEMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation and Management Committee of the Board of Directors (for the purposes of this report, the "Committee") is composed entirely of independent outside directors, none of whom is a current officer or employee of the Company or its subsidiaries. The Committee is responsible for the establishment of policies governing and for the implementation, administration and interpretation of all aspects of executive officer compensation, which includes base salary, short term performance incentives, long term performance incentives and equity based incentives. The Committee reviews the compensation of executive officers on an ongoing basis, developing and executing cost and tax-effective plans with the following objectives:

   o   Support the Company's business strategies and goals,

   o Attract and retain the highest caliber executive officers by providing compensation opportunities comparable to those offered by other leading financial services firms with whom the Company competes for business and talent,

   o Motivate high performance in an entrepreneurial incentive-driven culture,

   o Closely align executive officers' interests with stockholders' interests, and

   o Reward results achieved short term and in the long term creation of shareholder value.

   The compensation policy of the Company is to base total compensation on performance. By virtue of the Company's establishment of relatively low fixed base compensation and highly-leveraged incentive opportunities, total compensation will vary directly with the financial results of the Company and the total returns to its stockholders, and may exceed the 75th percentile for superior performance of the Company's peer group.

   The Committee was established immediately prior to the Initial Public Offering. As such, the Committee will be administering certain plans that were approved and in place prior to its establishment. The Committee views such plans as appropriate and supportive of the policies and objectives discussed above.

   In its deliberations, the Committee utilizes the services of an independent consulting firm with expertise in executive compensation among financial services firms, as well as historical marketplace survey data. The survey data reviewed in setting compensation levels for executive officers is based on a peer group of 12 companies. Of these firms, four are included in the Peer Group Index used for the Common Stock Performance graph set forth below. See "Common Stock Performance." The firms not included in the Peer Group Index are either not publicly traded or owned, or have a mix of businesses not representative of the Company on an overall basis, although various segments are comparable to certain divisions of the Company.

   It is the intention of the Committee that executive officer compensation be determined and administered on the basis of total compensation, rather than based on separate free-standing components. In keeping with the Company's policy of sustaining its entrepreneurial incentive-driven culture, no Company-paid retirement benefits are provided to executive officers.

   The total compensation program for executive officers established by the Committee is comprehensive and integrated to include salary, short term and long term performance incentives and equity-based incentives.

 SALARY

   Salaries are generally below median for similar positions within the financial services industry. Salaries are reviewed annually by the Committee for appropriateness in consideration of the Company's compensation policy, marketplace practice, the Company's financial results, individual position responsibilities and performance. Of the ten current executive officers, only three have received salary increases since 1987.

 SHORT TERM AND LONG TERM PERFORMANCE INCENTIVES

   1996 Incentive Compensation Plan. The 1996 Incentive Compensation Plan, which is administered by the Committee, provides for the award of short term and long term incentives based on Company profitability. At the beginning of each performance period, each executive officer is assigned an interest in one or more award pools. After completion of each performance period, the Committee evaluates the performance of each executive officer based on the criteria discussed below and, in its sole and absolute discretion, may reduce or increase awards, except that the Committee may only reduce and may not increase an award to a current Named Executive Officer. Awards may be paid in cash, stock-based payments or any combination thereof.

   Short Term Performance Incentives. Aggregate short term incentive compensation awards are based primarily on the Company's profitability over a one or two year period. Individual awards are based on an assessment of individual, business unit, and Company performance.

   In assessing such performance, the Committee evaluates a number of quantitative and qualitative factors without assigning weights and considers absolute and relative results achieved and strategic progress during the prior one or two years, as well as over a period of years. Such performance is evaluated by comparisons to prior years, peer companies and overall industry performance. Factors considered may include the quality, consistency and level of earnings, growth, return on equity, cost control and margins, as well as the services rendered and value added to clients of the Company.

   With regard to 1996, pre-tax profits rose 59% over 1995, and awards to executive officers were, for the most part, maintained or increased from prior year levels in recognition of this performance and competitive pay levels.

   Long Term Performance Incentives. Long term performance incentives are generally based on the Company's adjusted cumulative net income and return on equity over a period of three years or longer. Such incentives are designed to strengthen the coincidence of interest of executive officers and the Company's shareholders in the long term growth of enterprise value, as well as to encourage retention among key managers of the Firm through vesting and competitive compensation opportunities.

   The number of units awarded to each executive officer is subject to annual review and reflects their individual performance, responsibility level, and potential impact on the long term financial results of the Company. Long term incentive payments made in 1996 to executive officers named in the Summary Compensation Table represent amounts earned under the Company's 1991-1993, 1994-1996, and 1991-1996 Long Term Incentive ("LTI") Plans, as well as, in the case of Mr. Roby, amounts earned under a prior multi-year bonus program.

  EQUITY-BASED INCENTIVES

       o 1995 Restricted Stock Unit Plan. As discussed above, executive officers were granted restricted stock units in 1995 under the 1995 Restricted Stock Unit Plan. These grants were made to executive officers in return for reductions in the value of their interests in the 1991 or 1994 LTI Plan. Restricted stock units granted in 1995 will vest in installments from February 1997 to February 2000.

       o 1995 Stock Option Plan. Executive officers were granted options to purchase shares of common stock under the 1995 Stock Option Plan. These grants were made to executive officers in exchange for reduction in the value of their interests in the 1991 or 1994 LTI Plan. Options granted under the 1995 Stock Option Plan will vest in February 1997 and February 1998. No further grants will be made under this plan which has been replaced by the 1996 Stock Option Plan, as discussed below.

           The value of restricted stock units and stock options awarded under the 1995 Restricted Stock Unit Plan and the 1995 Stock Option Plan may be realized only after vesting from 1997 to 2000, and will depend on the market value of the Company's common stock in the future. Thus, the ultimate value of such restricted stock unit and stock option awards will provide a continuing incentive to executive officers for the creation of shareholder value.

       o 1996 Stock Option Plan. At the 1996 Annual Meeting stockholders approved the 1996 Stock Option Plan which is administered by the Committee and provides for the award of stock options to employees of the Company. In recognition of his contributions to the Company's long term success and his promotions to the positions of President in February 1996 and Chief Operating Officer in November 1995, Mr. Roby was granted an option under the Plan on 250,000 shares. No other executive officer received an option grant in 1996.

           The Committee does not consider stock holdings, prior option or stock grants, prior long term performance incentive awards or the appreciation thereon when making future option, stock and long term performance incentive award determinations.

 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Both the quantitative and qualitative criteria referenced above are applied in assessing the performance and determining the compensation of the Chief Executive Officer, who participates in the Company's executive compensation program on the same basis as all other executive officers.

   In setting the Chief Executive Officer's 1996 total compensation, the Committee took into account the outstanding annual and long-term performance of the Company under his leadership and its strategic progress, all of which were viewed as critical to the success realized by the Company in 1996.

   The Company's strong 1996 performance included 27% growth in revenues and a 63% increase in net income over 1995, recording the highest profit year in the Company's history. Return on equity rose to 20.6% from 17.1% in 1995. Based on such outstanding performance, the Chief Executive Officer received an annual incentive award of $10 million for 1996. His salary of $500,000 was last increased from $400,000 in 1994 based on a review of peer salaries in other firms. Due to his participation in restricted stock unit and stock option plans as part of the Initial Public Offering, the Chief Executive Officer was not granted any stock options in 1996.

   The Committee believes that the total compensation of the Chief Executive Officer is appropriate relative to his performance, the performance of the Company and the compensation of other heads of high-performing investment firms.

 TAX CONSIDERATIONS

   The Committee's policy is to preserve corporate tax deductions while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

                                       Compensation and Management Committee

                                                 Louis Harris
                                                 W. Edwin Jarmain
                                                 John C. West, Chairman

COMMON STOCK PERFORMANCE

   The following chart compares the Company's cumulative total return on stockholder investment since the date of the Initial Public Offering (October 24, 1995) with that of the Standard & Poor's 500 and a Peer Group Index (consisting of The Bear Stearns Companies, Inc., Lehman Brothers Holdings, Inc., Morgan Stanley Group, Inc. and Salomon, Inc.). All indices include the reinvestment of dividends.

                               [GRAPHIC OMITTED]

                                  INDEX POINTS

                                      10/26/95    12/31/95    12/31/96
Donaldson, Lufkin & Jenrette, Inc.     $100.00     $115.74      122.94
S&P 500 ............................    100.00      111.20      130.81
Peer Group .........................    100.00       98.23      137.90

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

   The following table sets forth, as of March 5, 1997, the total number of shares of Common Stock beneficially owned, and the percent so owned, by each director and nominee for director, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by the Named Executive Officers and by all current directors and executive officers as a group.


                                                                                           BENEFICIAL OWNERSHIP
                                                                                             GIVING EFFECT TO
                                                                 BENEFICIAL OWNERSHIP        CONVERSION OF ALL
                                                                   GIVING EFFECT TO          RESTRICTED STOCK
                                              CURRENT              CONVERSION OF ALL        UNITS AND ALL STOCK
                                      BENEFICIAL OWNERSHIP(1)  RESTRICTED STOCK UNITS(2)         OPTIONS(3)
                                      -----------------------  -------------------------  -----------------------
                                       NUMBER OF                  NUMBER OF                NUMBER OF
                                        SHARES      PERCENT        SHARES      PERCENT      SHARES      PERCENT
AXA-UAP(4) ..........................   42,720,000     78.4%       42,720,000     73.2%     42,720,000     61.5%
 23 Avenue Matignon
 75008 Paris, France
The Equitable Companies
 Incorporated(5) ....................   42,635,000     78.2        42,635,000     73.0      42,635,000     61.4
 787 Seventh Avenue
 New York, New York 10019
The Equitable Life Assurance
 Society of the United States(6)  ...   19,230,770     35.3        19,230,770     32.9      19,230,770     27.7
 787 Seventh Avenue
 New York, New York 10019
John S. Chalsty(7) ..................      450,416       *            681,347      1.2         999,526      1.4
Joe L. Roby(8) ......................      335,030       *            508,229       *          996,863      1.4
Carl B. Menges(9) ...................       46,531       *             70,587       *          103,731       *
Anthony F. Daddino(10) ..............      186,127       *            282,349       *          414,924       *
Hamilton E. James(11) ...............      232,659       *            352,936       *          518,654       *
Richard S. Pechter(12) ..............      335,030       *            508,229       *          746,863      1.1
Theodore P. Shen(13) ................      335,030       *            508,229       *          746,863      1.1
Michael M. Bendik(14) ...............       13,959       *             21,176       *           31,119       *
Claude Bebear(15) ...................        1,000       *              1,000       *            1,000       *
Henri de Castries(16) ...............        1,000       *              1,000       *            1,000       *
Jerry M. de St. Paer(17) ............          300       *                300       *              300       *
Denis Duverne .......................            0       *                  0       *                0       *
Louis Harris ........................        4,000       *              4,000       *            8,000       *
Henri G. Hottinguer .................        2,000       *              2,000       *            6,000       *
W. Edwin Jarmain(18) ................        5,024       *              5,024       *            9,024       *
Francis Jungers .....................        1,000       *              1,000       *            5,000       *
Joseph J. Melone(19) ................        1,024       *              1,024       *            1,024       *
W.J. Sanders III ....................        1,405       *              1,405       *            5,405       *
John C. West(20) ....................       11,200       *             11,200       *           15,200       *
All directors and executive officers
 as a group(21) .....................    2,004,266      3.6         3,026,622      5.1%      4,709,227      6.8

--------------

 *     Less than 1.0%.

(1) The number of shares owned are those "beneficially owned," as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.

(2) In connection with the Initial Public Offering, approximately 500 employees of the Company exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements, including the Company's 1991-1993 Long Term

       Incentive Plan (the "1991 LTI Plan") and the Company's 1994-1996 Long Term Incentive Plan (the "1994 LTI Plan"), for restricted stock units representing an aggregate of approximately 5.2 million shares of Common Stock (the "LTI Restricted Stock Unit Exchange"). Approximately 36% of these units vested on February 1, 1997 and are included in the Current Beneficial Ownership column. The balance of these units, included in this column, are subject to forfeiture in certain circumstances and will vest annually in specified proportions from February 1998 through February 2000.

 (3) In connection with the Initial Public Offering, employees acquired options to purchase an aggregate of approximately 9.2 million shares of Common Stock at a price of $27.00 per share by foregoing an aggregate of $55.7 million of their future interests under cash compensation arrangements (the "LTI Option Exchange"). In addition, Mr. Roby was granted an option to purchase 250,000 share of Common Stock in 1996 and Messrs Harris, Hottinguer, Jungers, Jarmain, Sanders and West have each been granted an option to purchase 4,000 shares of Common Stock subject to stockholder approval of the Company's 1996 Non-Employee Directors Stock Plan. The table provides certain information regarding the beneficial ownership of the Company's Common Stock by AXA-UAP, EQ, Equitable Life, each of the Company's executive officers and all employees as a group assuming the issuance of all of the Common Stock pursuant to outstanding restricted stock units and options.

 (4) AXA-UAP is EQ's largest stockholder, beneficially owning $392.2 million of EQ's Series E convertible preferred stock and approximately 60.7% of EQ's outstanding common stock (without giving effect to the conversion of the Series E convertible preferred stock owned by AXA-UAP). As of March 5, 1997, a group of four French mutual insurance companies (the "Mutuelles AXA") controlled directly or indirectly, through various holding companies, approximately 26.1% of the outstanding shares representing approximately 38% voting power of AXA-UAP. For insurance regulatory purposes the shares of capital stock of EQ beneficially owned by AXA-UAP and its subsidiaries have been deposited into a voting trust to ensure that certain of the indirect minority shareholders of AXA-UAP do not exercise control over EQ or certain of its insurance subsidiaries.

 (5) The number listed includes shares of Common Stock beneficially owned by EQ's wholly-owned subsidiary, Equitable Life.

 (6) The number listed includes shares of Common Stock beneficially owned through its wholly-owned subsidiary, Equitable Holding Corporation.

 (7) Includes 1,000 shares owned by Mr. Chalsty's wife, 128,528 vested restricted stock units and 318,178 shares subject to options held by Mr. Chalsty. In addition, Mr. Chalsty beneficially owns 76,000 shares of common stock of EQ, including 60,000 option shares exercisable within 60 days.

 (8) Includes 96,396 vested restricted stock units and 238,634 shares subject to options held by Mr. Roby. In addition, Mr. Roby holds an option to purchase common stock of EQ which is exercisable within 60 days with respect to 30,000 shares.

 (9) Includes 13,388 vested restricted stock units and 33,143 shares subject to options held by Mr. Menges.

(10) Includes 34,053 vested restricted stock units and 132,574 shares subject to options held by Mr. Daddino. In addition, Mr. Daddino holds an option to purchase common stock of EQ which is exercisable within 60 days with respect to 30,000 shares.

(11)   Includes 165,718 shares subject to options held by Mr. James.

(12) Includes 96,396 vested restricted stock units and 238,634 shares subject to options held by Mr. Pechter. In addition, Mr. Pechter holds an option to purchase common stock of EQ which is exercisable within 60 days with respect to 30,000 shares.

(13) Includes 96,396 vested restricted stock units and 238,634 shares subject to options held by Mr. Shen. In addition, Mr. Shen holds an option to purchase common stock of EQ which is exercisable within 60 days with respect to 30,000 shares.

(14)   Includes 9,943 shares subject to options held by Mr. Bendik.

(15) Mr. Bebear also beneficially owns 1,274,375 shares of common stock of AXA-UAP, including 1,169,733 option shares exercisable within 60 days, and his wife owns 22 shares of common stock of AXA-UAP.

(16) Mr. de Castries also beneficially owns 33,188 shares of common stock of AXA-UAP, including 32,188 option shares exercisable within 60 days.

(17) Mr. de St. Paer also beneficially owns 80,000 shares of common stock of EQ, including 80,000 option shares exercisable within 60 days.

(18)   Mr. Jarmain also beneficially owns 10,000 shares of common stock of EQ.

(19) Mr. Melone also beneficially owns 260,186 shares of common stock of EQ, including 250,000 option shares exercisable within 60 days and be beneficially owns 2,000 shares of the common stock of AXA-UAP.

(20) Of the Common Stock beneficially owned by Mr. West, 5,500 shares are held on his behalf by a profit sharing plan. In addition, 200 shares are owned directly by his wife, as to which shares Mr. West disclaims beneficial ownership.

(21) All directors and executive officers as a group also beneficially own 546,186 shares of common stock of EQ and 1,309,585 shares of common stock of AXA-UAP.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Commission and the New York Stock Exchange, Inc. Officers, directors and greater than ten-percent shareholders are required by Commission regulation to furnish the Company with copies of all such forms they file.

   To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with during 1996.

            ITEM 2: ADOPTION AND APPROVAL OF THE DONALDSON, LUFKIN &
             JENRETTE, INC. 1996 NON-EMPLOYEE DIRECTORS STOCK PLAN

GENERAL INFORMATION

   The Board of Directors adopted the 1996 Non-Employee Directors Stock Plan ("Directors Stock Plan") on November 21, 1996 to enable part of the compensation of non-employee directors to be paid in the form of equity of the Company, thereby increasing such directors' interests in the Company's continued financial success as well as enhancing the ability of the Company to attract qualified individuals to serve as directors. The Directors Stock Plan is subject to approval by the Company's stockholders at the 1997 Annual Meeting of stockholders. The following summary of the Directors Stock Plan is qualified in its entirety by reference to the complete text of such Plan, which is included as Annex A to this Proxy Statement.

SHARES SUBJECT TO THE PLAN

   A total of 200,000 shares are authorized for grant under the Directors Stock Plan, but to the extent shares are so delivered the number of shares authorized under the Company's 1996 Stock Option Plan is reduced. The shares to be delivered under the Directors Stock Plan will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. Shares tendered to the Company in satisfaction or partial satisfaction of the exercise price of any option will again be available for grant under the Company's Directors Stock Plan.

ADMINISTRATION

   The Directors Stock Plan is administered by the Board of Directors (the "Board"). The Board shall have the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Directors Stock Plan as it shall deem advisable, and to interpret its terms and provisions.

ELIGIBILITY

   Each director of the Company who is not an employee of the Company, its subsidiaries or any of its affiliates (as defined in the Plan) is eligible to participate in the Directors Stock Plan. No director who is an employee of the Company is eligible to receive an award under the Plan. There are currently 6 eligible directors.

GRANTS

   The Plan provides for an automatic grant of an option to purchase 4,000 shares of Common Stock to each person who is an eligible director on the date the Plan was approved by the Board, subject to approval of the Plan by the Company's stockholders. This grant was made on November 21, 1996 at an exercise price of $33.50 per share. Thereafter, each person who is an eligible director at the end of each annual meeting of stockholders shall be granted an option to purchase 4,000 shares effective as of the date of such meeting. The automatic options granted under the Directors Stock Plan are nonstatutory options, the exercise price of which shall be equal to the fair market value of the Company's Common Stock on the date of grant. The term of each option is 10 years from date of grant and options will become exercisable in four equal installments on each of the first four anniversaries of the date of grant.

   If an optionee's service as a director of the Company is terminated by reason of death, disability (as determined by the Board) or retirement at or after age 65, such director's automatic options shall become fully exercisable and may be exercised for the period set forth below, following such termination of service (but not beyond the ten-year term): (i) 12 months following termination by reason of death, (ii) 36 months following termination by reason of disability, and (iii) for the remainder of the ten-year term in the event of retirement at or after age 65. If an optionee's service as a director is terminated for cause, such director's automatic options shall terminate immediately upon his or her termination of service. If an optionee's service as a director is terminated for any other reason, such director's automatic options may be exercised for 12 months following such termination (but not beyond the ten-year term), and only to the extent such automatic options were vested on the date of termination of service.

   The exercise price of options granted under the Directors Stock Plan, as well as any amounts required to be withheld upon exercise, may be paid in cash, stock or a combination of the two. To the extent permitted by the Board, shares otherwise receivable upon exercise using the stock payment method may be deferred at the prior election of the optionee.

   In the event (i) options lapse, are canceled or are forfeited by a recipient, (ii) shares are surrendered to pay withholding or the exercise price of options, or (iii) awards are otherwise terminated without the issuance of shares, the applicable number of shares will be available for additional grants under the Directors Stock Plan.

   The Board may also make discretionary grants of nonstatutory stock options to eligible directors. The Board shall specify the term of these options, the date or dates of exercisability and the effect of a director ceasing to serve as a director of the Company. The option price shall not be less than the fair market value of the Company's Common Stock on the date of grant except to the extent the option is granted in substitution of another award or other payment to which the eligible director is entitled at the time of grant. In addition, the Board may make grants of stock appreciation rights, which entitle the holder to receive the increase in the value of the Company's Common Stock, or a restricted stock award which is the issuance of shares of the Company's Common Stock subject to such vesting rules as the Board may prescribe. Generally, the Board has the authority to determine the terms and conditions of stock appreciation rights and restricted stock awards, including the applicable rules for a person ceasing service as a director.

ADJUSTMENTS

   The total number of shares of Common Stock that may be allocated pursuant to options and awards under the Directors Stock Plan, the number of shares of Common Stock subject to outstanding options and awards, the exercise price for such options and other terms and conditions of options and awards may be equitably adjusted by the Board in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a spin-off, stock dividend, stock split or a subdivision, recapitalization, reorganization, combination or reclassification of shares, a merger or consolidation, change of control or similar event.

ASSIGNABILITY

   The terms of each award are evidenced in writing and delivered to the participant. The awards authorized under the Directors Stock Plan are subject to applicable tax withholding requirements and, except to the extent provided by the Board, may not be assigned or transferred, except by will or the laws of descent and distribution.

AMENDMENTS AND TERMINATION

   The Directors Stock Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the 1934 Act. In addition, no amendment may adversely affect any outstanding option or award without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES

   The following discussion summarizes the Federal income tax consequences of the Directors Stock Plan.

   (1) When an optionee exercises an option and acquires shares, the difference between the option price and any higher fair market value of the shares on the date of exercise will be ordinary income to the optionee and the Company will be allowed a deduction for Federal income tax purposes. When an optionee disposes of shares acquired pursuant to the exercise of an option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long or short term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long or short term capital loss, depending upon the holding period of the shares.

   (2) To the extent that an optionee pays all or part of the option price of an option by tendering shares of Common Stock owned by the optionee, the normal rules described in (1) above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered as payment of the option price shall have the same tax basis and tax holding period as the shares surrendered. Generally, the additional shares received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise (plus cash paid upon exercise, if any) and a holding period which commences on the date of exercise.

   (3) To the extent a director exercises a stock appreciation right, the director will have taxable ordinary income equal to any cash received plus the fair market value of any shares received and the Company will be entitled to a deduction for Federal income tax purposes in the same amount.

   (4) Restricted stock grants result in ordinary income equal to the fair market value of the shares on the first day such shares are not subject to substantial risk of forfeiture. Alternatively, a director may elect, within 30 days of the date of transfer, to report ordinary income based on the value of the shares at the date of transfer. In either scenario the Company will be allowed a deduction equal to the ordinary income recognized by the director. The director will recognize any subsequent change in value of the shares as capital gain or loss upon the sale of such shares.

   THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE 1996 NON-EMPLOYEE DIRECTORS STOCK PLAN.

                  ITEM 3: RATIFICATION OF INDEPENDENT AUDITORS

   Upon recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick LLP to audit the accounts of the Company for the fiscal year ending December 31, 1997. KPMG Peat Marwick LLP has audited the consolidated financial statements of the Company since the Company was founded. KPMG Peat Marwick LLP representatives will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   Stockholder ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, the Board of Directors will consider whether to retain that firm for such year.

   THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS AND INDEMNIFICATION AGREEMENT

   Under a Registration Rights and Indemnification Agreement between the Company and EQ, the Company has granted Equitable the right to require the Company to register shares of Common Stock held by Equitable for sale in accordance with Equitable's intended method of disposition thereof (a "demand registration"). Equitable may require up to six such demand registrations, with no more than one every six months. Additionally, the Company has granted to Equitable the right subject to certain exceptions to participate in registrations of Common Stock initiated by the Company on its own behalf or on behalf of its stockholders (a "piggy-back registration"). The Company is required to pay expenses (other than underwriting discounts and commissions) incurred by Equitable in connection with the demand and piggy-back registrations. Subject to certain limitations specified in the Registration Rights and Indemnification Agreement, Equitable's registration rights are assignable to third parties. The Registration Rights and Indemnification Agreement provides for indemnification and contribution by the Company for the benefit of Equitable and permitted assigns and their related persons relating to the demand and piggy-back registrations. In addition, such Agreement provides for indemnification and contribution by the Company for the benefit of Equitable and its related persons with respect to other securities offerings by the Company and financial and other information provided by the Company to Equitable and in Exchange Act reports.

TAX SHARING AGREEMENTS

   The Company was included in EQ's consolidated tax group for Federal income tax purposes through December 31, 1996. In connection with the Initial Public Offering, the Company and EQ entered into a Federal income tax sharing agreement (the "Federal Income Tax Sharing Agreement"). Pursuant to the Federal Income Tax Sharing Agreement, the Company and EQ generally make payments between them such that, with respect to any period in which the Company was a member of EQ's consolidated tax group for Federal income tax purposes (a "Pre-Deconsolidation Period"), the amount of Federal income taxes to be paid by the Company will be determined as though the Company were to file for such period and all prior periods separate Federal income tax returns (generally including any amounts determined to be due as a result of a redetermination of the Federal income tax liability of the EQ consolidated group arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing a consolidated return rather than being a consolidated subsidiary of EQ. The Company is also entitled to receive certain payments from EQ in respect of carrybacks of tax assets, if any, of the Company, determined on a separate return basis, arising in a Pre-Deconsolidation Period beginning after the completion of the Initial Public Offering. The amount of any such payment will generally be determined, in the case of a carryback to a Pre-Deconsolidation Period ending on or before the completion of the Initial Public Offering, by the actual tax benefit received by the EQ consolidated group from such carryback, or, in the case of a carryback to any Pre-Deconsolidation Period beginning after the completion of the Initial Public Offering, by the benefit that the Company would have received from such carryback on a separate return basis.

   With respect to the period the Company was a part of the EQ consolidated group, EQ continues to have all the rights of a common parent of a consolidated group, will be the sole and exclusive agent for the Company in any and all matters related to the Federal income tax liability of the Company and will be responsible for the preparation and filing of consolidated Federal income tax returns. In addition, each member of a consolidated group for Federal income tax purposes is jointly and severally liable for the Federal income tax liability of each other member of its consolidated group. Accordingly, under the Federal Income Tax Sharing Agreement, EQ has agreed to indemnify the Company against such liabilities to the extent that they relate to the Federal income tax liability of the EQ consolidated group for periods that the Company is included in the EQ consolidated group, except to the extent attributable to the Company.

   The Federal Income Tax Sharing Agreement also contains provisions in respect of certain Federal income tax matters relating to a carryback of a tax asset, if any, of the Company from a period beginning on or after the date on which the Company ceases to be eligible for inclusion in EQ's consolidated group (a "Post-Deconsolidation Period") to a Pre-Deconsolidation Period. Under the Federal Income Tax Sharing Agreement, (i) the Company will agree to forego the carryback of any net operating losses to a Pre-Deconsolidation Period unless EQ consents to such carryback, which consent shall not be unreasonably withheld, and (ii) the Company may be entitled to receive certain payments form EQ in respect of any tax assets carried back to Pre-Deconsolidation Periods.

   The Company also files combined, consolidated or unitary income tax returns with ACMC, Inc. ("ACMC"), an indirect wholly-owned subsidiary of EQ, in certain states and localities for periods through December 31, 1996. The Company and ACMC have entered into a tax sharing agreement (the "State Tax Sharing Agreement"), pursuant to which the Company and ACMC have agreed that with respect to any period in which the Company and ACMC have filed or file a combined, consolidated or unitary income tax return in a state or local taxing jurisdiction, the amount of combined, consolidated or unitary income taxes to be paid by ACMC will be determined as though ACMC were to file for such period and all prior periods separate income tax returns with respect to such state or local taxing jurisdiction. The Company has agreed to indemnify ACMC against any combined, consolidated or unitary income taxes for periods in which the Company files combined, consolidated or unitary income tax returns with ACMC, except to the extent attributable to ACMC.

EMPLOYEES' SECURITIES COMPANY

   Selected employees of the Company, including executive officers, are offered the opportunity to become members of the DLJ First ESC L.L.C. (the "ESC"), an investment vehicle which qualifies as an "employees' securities company" for purposes of the Investment Company Act of 1940, as amended. The ESC invests in the Company's merchant banking portfolio companies, typically acquiring between 30% and 40% of the Company's investment in such companies. The amounts invested by members are augmented in the ratio of 4:1 by a combination of recourse loans from the Company and preferred contributions to the ESC by the Company which have a capped return equal to the prime rate plus 1 3/4%, each of which is repaid to the Company upon realization of the applicable portfolio investments.

   Amounts invested in the ESC by each of the Company's executive officers in 1996 are set forth below:

                                                    YEAR ENDED
                                                   DECEMBER 31,
     NAME                                              1996
     Michael M. Bendik  .........................    $ 10,000
     Michael A. Boyd  ...........................      10,000
     John S. Chalsty  ...........................     270,000
     Anthony F. Daddino .........................     100,000
     Hamilton E. James  .........................     160,000
     Carl B. Menges .............................      60,000
     Richard S. Pechter .........................     120,000
     Gerald B. Rigg .............................      10,000
     Joe L. Roby ................................     200,000
     Theodore P. Shen  ..........................     100,000

   The amount of loans made to the Company's executive officers and preferred contributions made in the ESC by the Company on behalf of the Company's executive officers in 1996, as well as the amount of such loans outstanding at December 31, 1996, are set forth below:

                           LOANS AND PREFERRED
                           CONTRIBUTIONS DURING  LOANS OUTSTANDING
                                YEAR ENDED              AT
     NAME                   DECEMBER 31, 1996    DECEMBER 31, 1996
     Michael M. Bendik ..        $ 24,782           $   45,970
     Michael A. Boyd ....          24,782               45,970
     John S. Chalsty ....         669,126            1,241,182
     Anthony F. Daddino .         247,824              459,698
     Hamilton E. James ..         396,519              790,314
     Carl B. Menges .....         148,695              321,236
     Richard S. Pechter .         297,390              506,219
     Gerald B. Rigg .....          24,782               45,970
     Joe L. Roby ........         495,649              828,560
     Theodore P. Shen ...         247,824              459,698

DLJ FUND INVESTMENT PARTNERS, L.P.

   Selected employees of the Company, including certain executive officers, are limited partners of DLJ Fund Investment Partners, L.P. ("FIP"), an investment vehicle organized to allow these employees to invest on a leveraged basis in funds and other investment vehicles sponsored by certain of the Company's clients and potential clients and on a co-investment basis in transactions in which the Company's clients also invest. Amounts invested by the limited partners are augmented in the ratio of 2:1 by preferred contributions to FIP by the Company which have a capped return equal to the prime rate plus 1 3/4%.

   Amounts committed to FIP by each of the Company's executive officers are set forth below:

     NAME                                         AT DECEMBER 31, 1996
     Michael M. Bendik  .......................        $        0
     Michael A. Boyd  .........................                 0
     John S. Chalsty  .........................         2,000,000
     Anthony F. Daddino .......................           500,000
     Hamilton E. James  .......................         2,000,000
     Carl B. Menges ...........................         1,000,000
     Richard S. Pechter .......................           750,000
     Gerald B. Rigg ...........................                 0
     Joe L. Roby ..............................         2,000,000
     Theodore P. Shen  ........................         1,000,000

   The amounts of preferred contributions made to FIP by the Company on behalf of each of the Company's executive officers in 1996 as well as the loan balances outstanding at December 31, 1996 are set forth below:

                                          PREFERRED
                                        CONTRIBUTIONS       LOANS
                                           DURING        OUTSTANDING
                                         YEAR ENDED           AT
                                        DECEMBER 31,     DECEMBER 31,
     NAME                                   1996             1996
     Michael M. Bendik  ..............    $      0         $      0
     Michael A. Boyd  ................           0                0
     John S. Chalsty  ................     725,941          758,216
     Anthony F. Daddino ..............     181,485          189,554
     Hamilton E. James  ..............     725,941          758,216
     Carl B. Menges ..................     362,970          379,108
     Richard S. Pechter ..............     272,228          284,331
     Gerald B. Rigg ..................           0                0
     Joe L. Roby .....................     725,941          758,216
     Theodore P. Shen  ...............     362,970          379,108

OTHER AFFILIATED TRANSACTIONS

   The Company, Equitable and their respective affiliates engage in a variety of transactions in the ordinary course of their respective businesses. As a general rule, the Company has not retained an independent third party to evaluate transactions with Equitable and there has been no independent committee of the Board of Directors to evaluate such transactions. Notwithstanding this fact, the Company believes that each of the arrangements described below was made on an arm's-length basis. This belief is based on the fact that the terms and conditions of such transactions (including the fees or other amounts paid by the Company in connection with such transactions) were established through arm's-length negotiations which took into account (i) the terms and conditions of transactions of the same or a similar nature entered into by the Company with unaffiliated third parties, (ii) the terms and conditions of transactions of the same or a similar nature entered into by Equitable with unaffiliated third parties, and/or (iii) the terms and conditions of market transactions of the same or a similar nature entered into by unaffiliated third parties. Notwithstanding the foregoing, there can be no assurance that the Company could not have obtained more favorable terms from an unaffiliated third party. While there can be no assurance, the Company anticipates that future transactions with Equitable will be made on an arm's-length basis consistent with past practice.

FINANCIAL SERVICES PROVIDED BY OR TO THE COMPANY

   Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") from time to time provides investment banking and other services, including administrative services to Equitable, AXA-UAP and their subsidiaries. The fees related to investment banking services were $1.5 million and the fees related to administrative services were $439,000 in 1996. DLJSC from time to time also provides brokerage and research services to Equitable, AXA-UAP and their subsidiaries. Such services were provided on an arm's-length basis in the ordinary course of business at rates comparable to those paid at the time by unaffiliated third parties.

   DLJSC and Pershing distribute certain Alliance sponsored funds and cash management products and receive standard sales concessions and distribution payments. In addition, Alliance and Pershing have an agreement pursuant to which Pershing recommends to certain of its correspondent firms the use of Alliance cash management products for which it is allocated a portion of the revenues derived by Alliance from sales through the Pershing correspondents. Amounts paid by Alliance to the Company in connection with the above distribution services during 1996 totaled $24.7 million.

   Equico Securities Inc., a wholly-owned subsidiary of Equitable Life ("Equico"), has arrangements with each of DLJSC and Wood, Struthers & Winthrop pursuant to which Equico's registered representatives are compensated for referring investment advisory clients to DLJSC and Wood, Struthers & Winthrop. Referral amounts paid by DLJSC and Wood, Struthers & Winthrop during 1996 totaled $831,000.

   Equico distributes Wood, Struthers & Winthrop's mutual funds for which it receives standard sales concessions, which during 1996 totaled $1 million.

   Equico and the Company are parties to a portfolio manager agreement with respect to Equitable Classic Strategies, a wrap fee investment program offered through Equico. Amounts paid to Equico by the Company were $756,000 in 1996.

   Alliance and Wood, Struthers & Winthrop share investment management responsibility for a number of institutional accounts. The amount of advisory fees received from such accounts that were allocated to Wood, Struthers & Winthrop during 1996 totaled $320,000.

   On May 24, 1996, DLJSC issued 15,000 additional shares of its non-voting Adjustable Rate Cumulative Preferred Stock, for an aggregate purchase price of $1.5 million, to WSW 1995 Exchange Fund, L.P. At December 31, 1996, 315,000 shares were issued and outstanding. The General Partner of such partnership is a subsidiary of Wood, Struthers & Winthrop. Such preferred stock will automatically be redeemed by DLJSC 15 years from the date of issuance thereof and may be redeemed at the option of DLJSC at any time prior to such date.

   Certain directors, officers and employees of the Company, Equitable, AXA-UAP and their subsidiaries maintain margin accounts with DLJSC. Margin account transactions for such directors, officers and employees are conducted by DLJSC in the ordinary course of business and are substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. DLJSC also, from time to time and in the ordinary course of business, enters into transactions involving the purchase or sale of securities from or to such directors, officers and employees and members of their immediate families, as principal. Such transactions on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties. DLJSC offers its employees reduced commission rates.

   Certain directors and executive officers of the company during 1996 had investments or commitments to invest in six funds sponsored by subsidiaries of the Company. Such investments or commitments have been made on the same basis as those made by investors not affiliated with the Company. Mr. Melone committed to invest $1,000,000 in WSW 1996 Buyout Fund (the "Buyout Fund"), Messrs Bebear and Jarmain (acting through Jarmain Group Management
Corporation) committed to invest $2,000,000 and $1,500,000 respectively in WSW 1996 Buyout Fund II (the "Buyout Fund II"). Messrs Chalsty and de Castries committed to invest $1,000,000 and $100,000 respectively in WSW Special Buyout fund L.P. (the "Special Buyout Fund"). Messrs Bebear and Melone each committed $250,000 to DLJ Millennium Partners, L.P. ("Millennium"). Messrs Chalsty and Melone invested $2,000,000 and $250,000 respectively in WSW Hedge Fund, L.P. (the "Hedge Fund"). Mr. Chalsty committed to invest $2,000,000 in WSW International Private Equity Fund, L.P. (the "International Private Equity Fund"). Each of the Buyout Fund and Buyout Fund II is a limited partnership which makes investments in other investment funds, including DLJ Merchant Banking Partners II, L.P. ("DLJ MB II") and DLJ Real Estate Capital Partners, L.P. ("DLJ Real Estate"). Both DLJ MB II and DLJ Real Estate are managed by subsidiaries of the Company. The general partner of Buyout Fund and Buyout Fund II is WSW Capital, Inc., a wholly-owned subsidiary of Wood, Struthers & Winthrop. Millennium is a limited partnership of which DLJ Merchant Banking II, Inc., a wholly-owned subsidiary of the Company, acts as general partner. Millennium invests on a side-by-side basis with DLJ MB II and with DLJ MB Overseas Partners II, C.V., an entity formed by the Company and the partners in DLJ MB II in order to facilitate investments in foreign entities. The Special Buyout Fund is a limited partnership whose general partner is WSW Capital, Inc. It is also a "fund of funds" and invests in the Buyout Fund and Buyout Fund II, among others. Each of the Hedge Fund and International Private Equity Fund is a limited partnership whose general partner is WSW Capital, Inc. Each is a "fund of funds" which invests in other investment funds. None of the investments or commitments referred to above to any fund exceeds 2% of the total investments or commitments to such fund.

INSURANCE COVERAGE OBTAINED FROM EQUITABLE

   DLJSC is a member of the Securities Investor Protection Corporation ("SIPC") which provides coverage to protect brokerage customers in the event of, among other things, the insolvency of a member brokerage firm. SIPC coverage is limited to $500,000 for each brokerage account covered, which includes a limit of $100,000 on cash claims. Until February 28, 1996, DLJSC purchased excess insurance coverage from Equitable Casualty Insurance Company of Vermont, an indirect wholly-owned subsidiary of EQ, protecting securities in customers' accounts up to an additional $24.5 million and up to an additional $49.5 million for managed accounts. Amounts paid by the Company to Equitable Casualty Insurance Company were $117,000 in 1996.

   The Company has purchased split-dollar life insurance policies on the lives of Messrs. Chalsty, Roby, Daddino and Pechter from Equitable Life at rates comparable to those paid at the time by unaffiliated third parties. The aggregate amount of premiums for these policies borne by the Company in 1996 were approximately $174,000 for Mr. Chalsty and $185,000 each for Messrs. Roby, Daddino and Pechter.

   Equitable arranges for directors and officers liability insurance coverage for itself and its subsidiaries, including the Company under a policy written by insurance companies unaffiliated with Equitable. Based on a review of market rates, the Company believes that such rates are at least as favorable to the Company as could be obtained from unaffiliated third parties. During 1996, the Company paid Equitable $81,000 as the Company's share of the premiums on these policies.

FINANCIAL SERVICES OBTAINED FROM AFFILIATES

   Alliance provides investment management services to certain of the Company's employee benefit plans at rates comparable to those paid at the time by unaffiliated third parties. Advisory fees from these accounts during 1996 totaled $1.3 million.

   An affiliate of AXA-UAP, AXA Asset Management Partenaires ("AXA Asset Management"), provides investment management services to the Winthrop Opportunity Funds (the "Funds"), a series of mutual funds sponsored by Wood, Struthers & Winthrop pursuant to a sub-advisory agreement between Wood, Struthers & Winthrop and AXA Asset Management. Advisory fees of $474,000 were paid by the Funds to AXA Asset Management during 1996. In addition, Wood Struthers & Winthrop pays for various direct fund expenses on behalf of the Funds and AXA Asset Management reimburses Wood Struthers & Winthrop for 50% of such expenses. The total amount of expenses reimbursed during 1996 was approximately $129,000.

LOANS AND ADVANCES

   The aggregate outstanding amount of payables, primarily inter-company tax allocations, between the Company and EQ and its affiliates was $24.4 million as of December 31, 1996.

OTHER TRANSACTIONS WITH EQUITABLE

   In 1993, Equitable Life purchased 200,000 shares of the Company's Cumulative Exchangeable Preferred Stock for $20.0 million. The Company paid dividends on its outstanding Cumulative Exchangeable Preferred Stock to Equitable Life of $1.7 million in 1996. Such dividends were paid on a pro rata basis to all holders of Cumulative Exchangeable Preferred Stock, including unaffiliated third parties. In December, 1996, Equitable sold 85,000 shares of the Company's Common Stock to AXA-UAP at a price equal to the closing price on the New York Stock Exchange on the date of sale. This sale did not affect the total ownership of the Company by AXA-UAP and Equitable.

   Equitable has committed, subject to approval by Equitable on a transaction-by-transaction basis, to provide $750 million of subordinated debt financing to the DLJ Bridge Fund. Interest payments and other distributions to Equitable Life from the DLJ Bridge Fund during 1996 totaled $12.7 million. The Company has agreed to pay Equitable the first $25 million of aggregate principal losses incurred by Equitable with respect to all bridge loans outstanding on September 30, 1995 and the first $25 million of aggregate principal losses incurred by Equitable with respect to bridge loans made after September 30,

1995. To the extent such payments by the Company do not fully cover any such losses incurred by Equitable, Equitable is entitled to receive all other distributions otherwise payable to the Company with respect to DLJ Bridge Fund activities until such losses have been recovered. The Company has also agreed to pay Equitable the amount, if any, by which any principal loss on an individual loan exceeds $150 million. In addition, Equitable is entitled to one-third of any equity securities obtained in connection with any bridge loan.

   Column Financial, Inc. ("Column") was created as a joint venture between Equitable Real Estate Investment Management, Inc., an indirect wholly-owned subsidiary of EQ, and DLJ Mortgage Capital, Inc. ("DLJMC") in July 1993. Column originates and underwrites mortgage loans for securitization and sale in the form of CMOs through DLJMC. DLJMC has committed to purchase, at Column's option, all mortgage loans held for sale at the face amount of such loans. DLJMC initially invested $350,000 in Column in return for its equity interest and contributed an additional $375,000 to Column's capital in 1994. Column has a line of credit with DLJ which bears interest at 30-day LIBOR plus 2 1/8% secured by mortgage loans held for sale. During 1996 (i) the maximum aggregate amount outstanding under such line of credit at any month-end was $356.2 million, (ii) the aggregate interest expense paid to DLJMC was $17.4 million,
(iii) the aggregate amount of fees paid to Column by DLJMC for originating and underwriting services was $ 1.5 million and (iv) the aggregate amount of mortgages purchased from Column by DLJMC was $686.7 million.

   Equitable Life has invested an aggregate of $27.2 million in Sprout Growth, L.P., Sprout Growth II, L.P., Sprout Capital V, L.P., Sprout Capital VI, L.P., and Sprout Capital VII, L.P., (collectively, the "Sprout Funds"), venture capital funds sponsored by the Company. Distributions to Equitable Life from the Sprout Funds during 1996 were $10.6 million. Such distributions were paid on a pro rata basis to all investors, including unaffiliated third parties.

   The Company currently leases certain of its office facilities from joint ventures in which Equitable participates. Total lease payments by the Company with respect to such facilities were $1.8 million for 1996.

                            STOCKHOLDER PROPOSALS

   Under the rules and regulations of the Commission as currently in effect, any holder of at least $1,000 in market value of Common Stock who has held such Common Stock for at least one year and who desires to have a proposal presented in the Company's proxy material for use in connection with the annual meeting of stockholders to be held in 1998 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 1998 must be received by Thomas E. Siegler, Secretary, Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, New York 10172, no later than January 1, 1998.

   Holders of Common Stock who want to have proposals submitted for consideration at future meetings of the stockholders should consult the applicable rules and regulations of the Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

                             ADDITIONAL INFORMATION

   THE COMPANY WILL MAKE AVAILABLE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, WHEN IT BECOMES AVAILABLE, AND ANY QUARTERLY REPORTS ON FORM 10-Q OF THE COMPANY FILED THEREAFTER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, DONALDSON, LUFKIN & JENRETTE, INC., 277 PARK AVENUE, NEW YORK, NEW YORK 10172. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE (MARCH 5, 1997), THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE.

   In order to ensure timely delivery of any such document prior to the Annual Meeting, any request should be received by the Company promptly.

                                 OTHER BUSINESS

   The Company knows of no other matters which may come before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Thomas E. Siegler
                                       Secretary

March 12, 1997

                                                                       ANNEX A

                       DONALDSON, LUFKIN & JENRETTE, INC.
                     1996 NON-EMPLOYEE DIRECTORS STOCK PLAN

   SECTION 1. PURPOSE. The purpose of the Donaldson, Lufkin & Jenrette, Inc. 1996 Non-Employee Directors Stock Plan is to enable Donaldson, Lufkin & Jenrette, Inc. to pay part of the compensation of its Non-Employee Directors in the form of equity of the Company, thereby increasing such directors' proprietary interests in the Company.

   SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

   "AFFILIATE" shall mean (i) any entity that, directly or indirectly, controls or is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Board.

   "AWARD" shall mean any Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, or Other Stock Based Award together with any other right or interest granted to a Non-Employee Director under the Plan.

   "BOARD" shall mean the Board of Directors of the Company.

   "COMPANY" shall mean Donaldson, Lufkin & Jenrette, Inc., together with any successor thereto.

   "DEFERRED STOCK" shall mean a right, granted to a Non-Employee Director under Section 11 hereof, including rules thereunder and successor provisions and rules thereto.

   "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

   "FAIR MARKET VALUE" shall mean on any date, (i) in the case of a security which is traded on an established securities market, the closing price of such security on such date and (ii) in the case of any other property, the fair market value of such property, as determined by the Board in its sole discretion.

   "NON-EMPLOYEE DIRECTOR" shall mean any director of the Company other than one who is an employee of the Company or an Affiliate.

   "OTHER STOCK BASED AWARD" shall mean an Award granted to a Non-Employee Director under Section 12 hereof.

   "PLAN" shall mean the Donaldson, Lufkin & Jenrette, Inc. 1996 Non-Employee Directors Stock Plan.

   "RESTRICTED STOCK" shall mean Shares granted to a Non-Employee Director under Section 10 hereof, that are subject to certain restrictions and to a risk of forfeiture.

   "SHARES" shall mean shares of the Common Stock, par value $0.10 per share, of the Company, or such other securities of the Company which may be designated by the Board from time to time.

   "STOCK APPRECIATION RIGHT" shall mean a right granted to a Non-Employee Director under Section 9 hereof.

    "STOCK OPTION" shall mean a right granted to a Non-Employee Director under Sections 7 or 8 hereof, to purchase Shares or other Awards at a specified price during a specified period.

   SECTION 3. TYPES OF AWARDS. Non-Employee Directors shall automatically receive Stock Options having the terms and conditions set forth in Section 7. In addition, Non-Employee Directors may be granted Awards in one or more of the following forms on a discretionary basis: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; and (v) Other Stock Based Awards. One or more types of Awards may be granted, which may be independent or granted in tandem. If two Awards are granted in tandem, the holder may exercise (or otherwise receive the benefit of) one Award only to the extent he or she relinquishes the tandem Award.

   SECTION 4. ADMINISTRATION.

   (a) The Plan shall be administered by the Board. The Board shall have the authority to grant Awards to persons eligible to receive them; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular and without limiting its authority and powers, the Board shall have the authority:

       (1) to determine whether and to what extent any Award or combination of Awards will be granted hereunder, including whether any Awards will be granted in tandem with each other;

       (2) to select the persons to whom Awards will be granted from among those eligible;

       (3) to determine the number of Shares to be covered by each Award granted hereunder subject to the limitations contained herein;

       (4) to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions and to determine whether the terms and conditions of the Award are satisfied;

       (5) to determine the treatment of Awards upon a holder's retirement, disability, death, or other termination of service with the Company;

       (6) to determine that amounts equal to the amount of any dividends declared with respect to the number of Shares covered by an Award (i) will be paid to the holder currently, (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the holder, or that the holder has no rights with respect to such dividends;

       (7) to determine whether, to what extent, and under what circumstances Shares and other amounts payable with respect to an Award will be deferred either automatically or at the election of an Award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferred period;

       (8) to amend the terms of any Award (including those granted under Section 7), prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Award holder without his or her written consent; and

       (9) to substitute new Awards for previously granted Awards, or for awards granted under other plans or agreements.

   (b) All determinations made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Award holders.

   (c) Each member of the Board shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or its Affiliates, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Board and any officer or employee of the Company or its Affiliates acting at the direction or on behalf of the Board shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

   SECTION 5. STOCK SUBJECT TO PLAN.

   (a) The total number of Shares which may be issued under the Plan shall be 200,000, subject to adjustment as provided below. Such Shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other Award in cash shall not count against this Share limit. Any Shares issued under the Plan shall reduce the number of Shares issuable under the Company's 1996 Stock Option Plan.

   (b) To the extent a Stock Option terminates without having been exercised, or an Award terminates without the Award holder having received payment of the Award in Shares, or Shares awarded are forfeited, the Shares subject to such Award shall again be available for distribution in connection with future Awards under the Plan. Shares equal in number to the Shares surrendered in payment of the option price or withholding taxes (if any) shall not count against the above limit, and shall again be available for grants under the Plan.

   (c) In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Share dividend, Share split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Shares, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate number of Shares reserved for issuance under the Plan, the number and type of Shares as to which Awards will be automatically granted to any individual in any calendar year, the number and type of Shares subject to outstanding Awards and the amounts to be paid by Award holders or the Company, as the case may be, with respect to outstanding Awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

   SECTION 6. ELIGIBILITY. Awards under the Plan shall be made solely to
              Non-Employee Directors.

   SECTION 7. AUTOMATIC GRANT OF STOCK OPTIONS.

   (a) Each person who is a Non-Employee Director on the date the Plan is adopted by the Board will be granted a Stock Option to purchase 4,000 Shares, subject to approval of the Plan by the Company's stockholders at the next meeting of stockholders. Thereafter, each person who is or becomes a Non-Employee Director on the date of an annual meeting of the Company's stockholders and whose service on the Board will continue after such meeting shall be granted a Stock Option to purchase 4,000 Shares effective as of the date of such meeting. Notwithstanding the foregoing, if on any date on which Stock Options are to be granted under this Section 7(a) the remaining Shares available for issuance under the Plan are insufficient to enable each Non-Employee Director to receive a Stock Option to purchase the applicable number of Shares set forth above, each Non-Employee Director who is entitled to be granted a Stock Option pursuant to this Section 7(a) on such date shall be granted a Stock Option to purchase his or her pro rata portion of such remaining Shares.

   (b) Stock Options granted under this Section 7 shall be non-qualified stock options and shall have the following terms and conditions.

       (1) Option Price. The option price per Share purchasable under the Stock Option shall be equal to the Fair Market Value per Share on the date of grant.

       (2) Term of Option. The term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service as a Director, as set forth in Section 7(b)(5) below.

       (3) Exercisability. Subject to Section 7(b)(5) below, each Stock Option shall vest and become exercisable with respect to one-fourth of the underlying Shares on each of the first four anniversaries of the date of grant, provided that the optionee is a Director of the Company on such date.

       (4) Method of Exercise. The Stock Options may be exercised in whole or in part at any time during the period in which the option is exercisable by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents), by delivery of Shares, or by any combination of the foregoing. Shares delivered as payment of the purchase price shall be valued at the closing price of the Shares on the date of exercise (or, if the Shares are not traded on such date, at the weighted closing prices on the nearest trading dates before and after such date).

       (5) Termination of Service as Director. If an optionee's service as a director of the Company is terminated by reason of death, disability (as determined by the Board) or retirement at or after age 65, such director's Stock Options shall become fully exercisable and may be exercised for the period set forth below following such termination of service (but not beyond the ten-year term): (i) 12 months following termination by reason of death,
   (ii) 36 months following termination by reason of disability, and (iii) for the remainder of the ten-year term in the event of retirement at or after age 65. If an optionee's service as a director is terminated for cause, such director's Stock Options shall terminate immediately upon his or her termination of service. If an optionee's service as a director is terminated for any other reason, such director's Stock Options may be exercised for 12 months following such termination (but not beyond the ten-year term), and only to the extent such Stock Options were vested on the date of termination of service.

       (6) Non-transferability. Unless otherwise provided by the Board, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

       (7) Shareholder Rights. The holder of a Stock Option shall, as such, have none of the rights of a shareholder.

   SECTION 8. DISCRETIONARY GRANT OF STOCK OPTIONS.

   (a) Subject to the following provisions, Stock Options awarded under this
Section 8 of the Plan shall be non-qualified stock options and shall be in such form and shall have such terms and conditions as the Board may determine:

       (1) Option Price. The option price per Share purchasable under a Stock Option shall be determined by the Board, but may not be less than the Fair Market Value of a Share on the date of the award of the Stock Option except as provided under Section 15(c) below.

       (2) Option Term. The term of each Stock Option shall be fixed by the Board.

       (3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board. The Board may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

       (4) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Board may provide in the Award, which may include cash (including cash equivalents), delivery of Shares, any other manner permitted by law as determined by the Board, or any combination of the foregoing.

       (5) Shareholder Rights. The holder of a Stock Option shall, as such, have none of the rights of a shareholder.

       (6) Surrender Rights. The Board may provide that options may be surrendered for cash upon any terms and conditions set by the Board.

       (7) Non-transferability. Unless otherwise provided by the Board, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

       (8) Termination of Service. Following the termination of an optionee's service as a Director of the Company, the Stock Option shall be exercisable to the extent determined by the Board. The Board may provide different post-termination exercise provisions with respect to termination of service for different reasons.

   SECTION 9. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall entitle the holder thereof to receive payment of an amount, in cash, Shares or a combination thereof, as determined by the Board, equal in value to the excess of the Fair Market Value of the number of Shares as to which the Award is granted on the date of exercise over an amount specified by the Board. Any such Award shall be in such form and shall have such terms and conditions as the Board may determine. The grant shall specify the number of Shares as to which the Stock Appreciation Right is granted.

   SECTION 10. RESTRICTED STOCK. Subject to the following provisions, all Awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Board may determine:

   (a) The Restricted Stock Award shall specify the number of Shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company, upon the satisfaction of specified conditions or upon such other criteria as the Board may determine.

   (b) Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the Award holder's name, but the Board may direct that such certificates be held by the Company on behalf of the Award holder. Except as may be permitted by the Board, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Award holder until such share has vested in accordance with the terms of the Restricted Stock Award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the Award holder (or his or her designated beneficiary in the event of death), free of all restrictions.

   (c) The Board may provide that the Award holder shall have the right to vote and receive dividends on Restricted Stock. Unless the Board provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

   (d) Except as may be provided by the Board, in the event of an Award holder's termination of service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Board may provide that (i) any purchase price paid by the Award holder shall be returned to the Award holder or (ii) a cash payment equal to the Restricted Stock's Fair Market Value on the date of forfeiture, if lower, shall be paid to the Award holder.

   (e) The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Award holder's Restricted Stock.

   SECTION 11. DEFERRED STOCK. Subject to the following provisions, all Awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Board may determine:

   (a) The Deferred Stock Award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred. The Board may condition the grant or vesting of Deferred Stock, or receipt of Shares or cash at the end of the Deferral Period, upon the satisfaction of specified conditions or such other criteria as the Board may determine.

   (b) Except as may be provided by the Board, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

   (c) At the expiration of the Deferral Period, the Award holder (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of Shares equal to the number of Shares covered by the Deferred Stock Award, (ii) cash equal to the Fair Market Value of such Shares, or (iii) a combination of Shares and cash, as the Board may determine.

   (d) Except as may be provided by the Board, in the event of an Award holder's termination of service before the Deferred Stock has vested, his or her Deferred Stock Award shall be forfeited.

   (e) The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Shares or cash under a Deferred Stock Award.

   SECTION 12. OTHER STOCK BASED AWARDS. The Board is authorized, subject to limitations under applicable law, to grant to Non-Employee Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Board to be consistent with the purposes of the Plan, including without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Board, and Awards valued by reference to the book value of Shares or the value of securities of, or the performance of, specified subsidiaries. The Board shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Board shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 12.

   SECTION 13. ELECTION TO DEFER AWARDS. The Board may permit a Non-Employee Director to elect to defer receipt of an Award for a specified period or until a specified event, upon such terms as are determined by the Board.

   SECTION 14. AMENDMENTS AND TERMINATION. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any Award previously granted without the holder's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Exchange Act, stock exchange, or other regulatory requirements.

   SECTION 15. GENERAL PROVISIONS.

   (a) Each Award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of Shares thereunder, such Award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

   (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any Award hereunder shall confer upon any Director of the Company any right to continued service as a Director.

   (c) Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, an Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Non-Employee Director to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Stock Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

   (d) Determinations by the Board under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated.

   SECTION 16. EFFECTIVE DATE OF PLAN. The provisions of this Plan were adopted effective November 21, 1996, subject to approval by the Company's stockholders.

           STOCKHOLDER'S PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                      DONALDSON, LUFKIN & JENRETTE, INC.

To: Donaldson, Lufkin & Jenrette, Inc.

    I appoint Michael A. Boyd and Thomas E. Siegler, individually and together, as my proxies, with power of substitution, to vote all of my DONALDSON, LUFKIN & JENRETTE, INC. common stock at the Annual Meeting of stockholders of DONALDSON, LUFKIN & JENRETTE, INC. to be held at the Company's offices, 8th Floor, 277 Park Avenue, New York, New York 10172, on Wednesday, April 16, 1997, at 10:00 a.m., New York City time, and at any adjournment or postponement of the meeting.

    MY PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS DIRECTED ON THE OTHER SIDE OF THIS CARD, BUT IN THE ABSENCE OF ANY INSTRUCTIONS FROM ME, MY PROXIES WILL VOTE "FOR" THE ELECTION OF ALL THE NOMINEES LISTED UNDER ITEM 1 AND "FOR" ITEM 2 AND ITEM 3. MY PROXIES MAY VOTE ACCORDING TO THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. I MAY REVOKE THIS PROXY PRIOR TO ITS EXERCISE.

                       DONALDSON, LUFKIN & JENRETTE, INC.

          PLEASE MARK YOUR CHOICES LIKE THIS [X] IN BLUE OR BLACK INK

    The Board of Directors recommends that you vote "FOR" all the nominees listed under Item 1 and "FOR" Item 2 and Item 3.

Item 1. Election of all the members of the Company's Board of Directors.

FOR all nominees     [ ]          WITHHOLD AUTHORITY for all nominees     [ ]

NOMINEES: John S. Chalsty, Joe L. Roby, Carl B. Menges, Anthony F. Daddino, Hamilton E. James, Richard S. Pechter, Theodore P. Shen, Claude Bebear, Henri de Castries, Jerry M. de St. Paer, Denis Duverne, Louis Harris, Henri G. Hottinguer, Francis Jungers, W. Edwin Jarmain, Joseph J. Melone, W.J. Sanders III and John C. West.

For, except vote withheld for the following nominee(s):
                                                       ------------------------
               PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD.

                      (Please fill in the appropriate boxes on the other side.)

(Continued from the other side)

Item 2. Approval and adoption of the Donaldson, Lufkin & Jenrette, Inc. 1996 Non-Employee Directors Stock Plan.

         FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

Item 3. Ratification of the appointment of KPMG Peat Marwick LLP as Donaldson, Lufkin & Jenrette, Inc.'s independent auditors for 1997.

         FOR [ ]         AGAINST [ ]         ABSTAIN [ ]


                                  SIGNATURE(S):
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------
                                               DATE:                     , 1997
                                                    ---------------------
                                               NOTE: PLEASE SIGN EXACTLY AS
                                               NAME(S) APPEAR(S) ABOVE. IF
                                               ACTING AS AN EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE,
                                               GUARDIAN, ETC., YOU SHOULD SO
                                               INDICATE IN SIGNING. IF THE
                                               STOCKHOLDER IS A CORPORATION,
                                               PLEASE SIGN THE FULL CORPORATE
                                               NAME, BY A DULY AUTHORIZED
                                               OFFICER. IF SHARES ARE HELD
                                               JOINTLY, EACH STOCKHOLDER NAMED
                                               SHOULD SIGN. DATE AND PROMPTLY
                                               RETURN THIS CARD IN THE ENVELOPE
                                               PROVIDED.